Exhibit 10.6

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of November 19, 2020 (the “Execution Date”), by and between Precision BioSciences, Inc., a corporation organized and existing under the laws of Delaware, with its principal business office located at 302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701 (“Precision”), and Eli Lilly and Company, a corporation organized and existing under the laws of Indiana, with its principal business office located at Lilly Corporate Center, Indianapolis, Indiana 46285, U.S.A. (“Lilly”). Precision and Lilly are each hereafter referred to individually as a “Party” and together as the “Parties.” The capitalized terms used herein and not otherwise defined have the meanings given to them in Appendix 1 or the Development and License Agreement.

Whereas, the Parties are entering into that certain Development and License Agreement of even date herewith (the “Development and License Agreement”); and

Whereas, pursuant to the terms and subject to the conditions set forth in this Agreement, Precision desires to issue and sell to Lilly, and Lilly desires to purchase from Precision, certain shares of Precision’s common stock, $0.000005 par value per share (“Common Stock”).

Now, Therefore, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article 1

SALE AND PURCHASE OF STOCK

1.1Purchase of Stock. Subject to the terms and conditions of this Agreement, at the Closing, Precision will issue and sell to Lilly, and Lilly will purchase from Precision, 3,762,190 shares of Common Stock (the “Shares”) for an aggregate purchase price of $35,000,000 (the “Purchase Price”).

1.2Payment. At the Closing, Lilly will pay the Purchase Price by wire transfer or electronic funds transfer of immediately available funds to an account designated by Precision, which account Precision shall designate to Lilly no less than two (2) Business Days prior to the Closing Date, and Precision will deliver the Shares in book-entry form to Lilly.

1.3Closing.

(a)The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held on the second (2nd) Business Day after the satisfaction or waiver of the conditions to Closing set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), at 10:00 a.m. Eastern Time, remotely via the exchange of documents and signatures, or at such other time, date and location as the Parties may agree orally or in writing. The date the Closing occurs is hereinafter referred to as the “Closing Date.”

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(b)Precision shall instruct its transfer agent at the Closing to register the Shares in book-entry in the name of Lilly, and Precision shall cause its transfer agent to deliver written confirmation of the book-entry delivery of the Shares to Lilly. Precision will also deliver to Lilly at the Closing a certificate in form and substance reasonably satisfactory to Lilly and duly executed on behalf of Precision by an authorized officer of Precision, certifying that the conditions to the Closing set forth in Section 6.3 of this Agreement have been fulfilled; and

(c)Lilly will deliver to Precision at the Closing a certificate in form and substance reasonably satisfactory to Precision and duly executed on behalf of Lilly by an authorized officer of Lilly, certifying that the conditions to Closing set forth in Section 6.2 of this Agreement have been fulfilled.

Article 2

REPRESENTATIONS AND WARRANTIES OF PRECISION

Except as otherwise specifically contemplated by this Agreement, Precision hereby represents and warrants as of the Execution Date and the Closing Date to Lilly that:

2.1Private Placement. Subject to the accuracy of the representations made by Lilly in Article 3, the Shares will be issued and sold to Lilly in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States.

2.2Organization and Qualification. Precision is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted. Precision is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Precision. True and correct copies of Precision’s amended and restated certificate of incorporation, amended and restated bylaws and similar organizational documents (collectively, the “Organizational Documents”), as in effect on the Execution Date, are each filed or incorporated by reference as exhibits to the SEC Documents (as defined below).

2.3Subsidiaries.  Precision has provided to Lilly a complete list of each direct and indirect subsidiary of Precision (each, a “Subsidiary” and, collectively, the “Subsidiaries”) as of the Execution Date, including its name and jurisdiction of incorporation or formation. Each Subsidiary that owns any assets material to Precision has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as presently conducted. Each Subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Precision. All of the issued and outstanding capital stock or other equity or ownership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Precision, directly or through Subsidiaries, free and clear of any encumbrances or preemptive and similar rights to subscribe for or purchase securities.

2.4Authorization; Enforcement. Precision has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Precision and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares at the Closing in accordance with the terms hereof) have been duly authorized by the Board and no further consent or authorization of Precision, the Board or Precision’s stockholders is required. This Agreement has been duly executed by Precision and constitutes a legal, valid and binding obligation of Precision, enforceable against Precision in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

2.5Issuance of Shares. The Shares have been duly authorized and, upon their issuance and delivery to Lilly at the Closing in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal, purchase options, call options, subscription rights or other similar rights of stockholders of Precision, other than as arising pursuant to this Agreement, as a result of any action by Lilly or under federal or state securities laws. No stop order or suspension of trading of the Common Stock has been imposed by Nasdaq or the SEC and remains in effect.

2.6SEC Documents, Financial Statements.

(a)Precision has (i) timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC since March 27, 2019, pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, collectively, the “SEC Documents”) and (ii) delivered or made available (by filing on the SEC’s electronic data gathering and retrieval system (EDGAR)) to Lilly complete copies of the SEC Documents, including, but not limited to, its Annual Report on Form 10‑K for the year ended December 31, 2019 (the “Form 10-K”) and its Quarterly Report on Form 10‑Q for the quarter ended September 30, 2020 (the “Form 10-Q”). As of its date, or if amended, as of the date of the last such amendment, each SEC Document complied in all material respects with the requirements of the Exchange Act and the Securities Act applicable to such SEC Documents, and, as of its date, or if amended, as of the date of the last such amendment, such SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)As of the respective dates and for the respective periods indicated, the consolidated financial statements (including the notes thereto) of Precision included in the Form 10-K and the Form 10-Q comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects, in accordance with GAAP, the consolidated financial position of Precision as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

(c)The Common Stock is listed on Nasdaq and registered pursuant to Section 12(b) of the Exchange Act, and Precision has taken no action designed to or reasonably likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq. As of the Execution Date, Precision has not received any notification that, and has no Knowledge that, the SEC or Nasdaq is contemplating terminating such registration or listing. Precision is in compliance in all material respects with the requirements of Nasdaq for continued listing of the Common Stock thereon.

2.7Internal Controls; Disclosure Controls and Procedures. Precision has established and maintains internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. Precision has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that (a) are required in order for the principal executive officer and principal financial officer of Precision to engage in the review and evaluation process mandated by the Exchange Act, (b) have been evaluated by management of Precision for effectiveness as of September 30, 2020 and (c) are, to the Knowledge of Precision, effective in all material respects to perform the functions for which they were established. To the Knowledge of Precision, as of the Execution Date, Precision is in compliance with such disclosure controls and procedures in all material respects. Each of the principal executive officer and the principal financial officer of Precision has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to all reports, schedules, forms, statements and other documents required to be filed by Precision with the SEC. From December 31, 2019 through the Execution Date, to the Knowledge of Precision, there have been no significant deficiencies or material weaknesses in Precision’s internal control over financial reporting (whether or not remediated) and no change in Precision’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Precision’s internal control over financial reporting.

2.8Capitalization and Voting Rights.

(a)The authorized capital of Precision as of the Execution Date consists of (i) 200,000,000 shares of Common Stock of which, as of November 16, 2020, (x) 52,503,765 shares were issued and outstanding, (y) 10,860,894 shares were issuable upon the exercise of stock options outstanding or issuable upon vesting of restricted stock unit awards outstanding, and (z) 2,716,368 shares were reserved for issuance in connection with future grants of awards pursuant to Precision’s stock incentive plans, and (ii) 10,000,000 shares of Preferred Stock, of which no shares are issued and outstanding as of the Execution Date. All of the issued and outstanding shares of Common Stock (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable and (C) were issued in material compliance with applicable federal and state securities laws and not in violation of any preemptive rights.

(b)All of the authorized shares of Common Stock are entitled to one (1) vote per share.

(c)Except as described or referred to in the SEC Documents, as of the Execution Date, there were no (i) outstanding equity securities, options, warrants, rights (including conversion or preemptive rights, rights of first refusal, rights of first purchase, purchase options, call options or subscription rights) or other agreements pursuant to which Precision is or may become obligated to issue or sell, any shares of its capital stock or any other securities of Precision other than equity securities that may have been granted pursuant to its stock incentive plans, which plans are described in the SEC Documents, (ii) restrictions on the transfer of capital stock of Precision other than pursuant to federal or state securities laws or as set forth in this Agreement or (iii) obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

(d)Precision is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of Precision or the giving of written consents by a stockholder or director of Precision.

(e)As of the Execution Date, Precision does not have outstanding any stockholder rights plans or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in Precision upon the occurrence of certain events.

2.9No Conflicts; Government Consents and Permits.

(a)The execution, delivery and performance of this Agreement by Precision and the consummation by Precision of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of Precision’s Organizational Documents, (ii) result in any encumbrance upon any of the Shares, other than restrictions on resale pursuant to securities laws or as set forth in this Agreement, (iii) materially violate or conflict with, or result in a material breach, default, modification, acceleration of payment or termination under of any provision of, or constitute a default under, any Material Contract, or (iv) result in a material violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Precision as of the Execution Date.

(b) Precision is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority in order for it to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof, other than such as have been made or obtained, and except for (i) for any post-Closing filings required to be made under federal or state “blue sky” or securities laws, (ii) for any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq, and (iii) as required under the HSR Act or as may be required pursuant to Article 10 of the Development and License Agreement.

2.10Litigation. As of the Execution Date, other than as set forth in the SEC Documents, there is no material action, suit, proceeding or investigation pending (of which Precision has received notice or otherwise has Knowledge) or, to Precision’s Knowledge, threatened, against Precision or which Precision intends to initiate.

2.11Licenses and Other Rights; Compliance with Laws. As of the Execution Date, each of Precision and its Subsidiaries possesses such valid and current certificates, authorizations or permits required by state, federal, provincial or foreign regulatory agencies or bodies to conduct its business as currently conducted and as described in the SEC Documents, except where the failure to so possess would not reasonably be expected to be materially adverse to Precision (“Permits”). As of the Execution Date, each of Precision and its Subsidiaries is not in violation of, or in default under, any of the Permits, except for such violations or defaults that would not reasonably be expected to be materially adverse to Precision. As of the Execution Date, neither Precision nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permits, which if the subject of an unfavorable decision, ruling, or finding would reasonably be expected to be materially adverse to Precision.

2.12Intellectual Property.

(a)To Precision’s Knowledge, and except as disclosed in the SEC Documents, Precision and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Precision IP”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Precision IP would not reasonably be expected to have a Material Adverse Effect on Precision.

(b)Except as disclosed in the SEC Documents, (i) there are no rights of Third Parties to any such Precision IP owned by Precision or its Subsidiaries; (ii) to Precision’s Knowledge, there is no infringement by Third Parties of any such Precision IP; (iii) there is no pending or, to Precision’s Knowledge, threatened action, suit, proceeding or claim by others challenging Precision’s and its Subsidiaries’ rights in or to any such Precision IP; (iv) there is no pending or, to Precision’s Knowledge, threatened action, suit, proceeding or claim by any Third Party challenging the validity or scope of any such Precision IP, other than patent application prosecution proceedings in the United States Patent Office, and foreign counterpart offices, with respect to pending patent applications owned or licensed by Precision or its Subsidiaries; (v) there is no pending or, to Precision’s Knowledge, threatened action, suit, proceeding or claim by any Third Party that Precision or its Subsidiaries infringe or otherwise violate, or has infringed or otherwise violated, any patent, trademark, copyright, trade secret or other proprietary rights of any Third Party; and (vi) to Precision’s Knowledge, Precision and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Precision IP has been licensed to Precision or such Subsidiary, and all such agreements are in full force and effect;

except, in the case of any of the items described in clauses (i)-(vi) above, those that would not reasonably be expected to have a Material Adverse Effect on Precision.

(c)To Precision’s Knowledge, and except as disclosed in a writing referencing this Section 2.12(c) delivered to Lilly simultaneously with or prior to the execution hereof, (i) the conduct of the business of Precision and its Subsidiaries as presently conducted has not infringed, misappropriated or otherwise violated, and is not infringing, misappropriating or otherwise violating any Intellectual Property of any Third Party, and (ii) no Third Party has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating any of the Precision Patents or material Precision IP, and no such claims have been made against any Third Party by Precision; except, in the case of each of clause (i) and (ii), for infringements, misappropriations and other violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Precision.

2.13Taxes and Tax Returns.

(a)Each of Precision and each of its Subsidiaries has timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it; all such Tax Returns were correct and complete in all material respects; and each of Precision and each of its Subsidiaries has paid (or has had paid on its behalf) to the appropriate Governmental Authority all material Taxes that are required to be paid by it; except, in each case, with respect to matters contested (or that could be contested) in good faith or for which materially adequate reserves have been established in accordance with GAAP. As of the Execution Date, there are no disputes pending or, to the Knowledge of Precision, claims asserted in writing in respect of Taxes of Precision or any of its Subsidiaries for which reserves that are adequate under GAAP have not been established.

(b)Precision has not been a United States real property holding company within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) during the period specified in Section 897(c)(1)(A)(ii) of the Code.

2.14Absence of Certain Changes.  Since September 30, 2020 through the Execution Date, except as set forth in the SEC Documents or as contemplated by this Agreement or the Development and License Agreement, there has not been:

(a)Any change, development, occurrence or event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Precision;

(b)except as contemplated by this Agreement or the Development and License Agreement, any declaration, setting aside or payment of any dividends, or authorization or making of any distribution upon or with respect to any class or series of Precision’s capital stock, (ii) sale, exchange or other disposition of any  material assets or rights outside the ordinary course of business of Precision or its Subsidiaries, or (iii) repurchase, redemption or other acquisition of any outstanding shares of Precision’s capital stock;

(c)any admission by Precision in writing of its inability to pay its debts generally as they become due, filing or consent to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consent to the appointment of a receiver for itself or for the whole or any substantial part of its property, or any petition in bankruptcy filed against it, been adjudicated a bankrupt or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction;

(d)any material Tax election made or changed, any audit settled or any amended Tax Returns filed of Precision;

(e)any material damage, destruction or loss (whether or not covered by insurance) involving any material asset or right of Precision and its Subsidiaries;

(f)any sale, assignment or transfer, or any agreement to sell, assign or transfer, any material asset, liability, property, obligation or right of Precision or any Subsidiary to any Person, in each case, other than in the ordinary course of business;

(g)any material obligation or liability incurred, or any material loans or advances made, by Precision or any Subsidiary of Precision to any of its or their other Affiliates, other than in the ordinary course of business;

(h)any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets other than in the ordinary course of business by Precision or any of its Subsidiaries;

(i)any material waiver of any material rights or claims of Precision or any Subsidiary;

(j)any material lien upon, or adversely affecting, any material property or other material assets of Precision or any Subsidiary; or

(k)any Contract entered into by Precision or any Subsidiary to do any of the foregoing.

2.15Material Contracts. Each Material Contract is included as an exhibit in the SEC Documents. Each Material Contract is the legal, valid and binding obligation of Precision, enforceable against Precision in accordance with its terms, and, to the Knowledge of Precision, is the legal, valid and binding obligation of the other party thereto, enforceable against each other party thereto in accordance with its terms, except in each case except to the extent that (a) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (b) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof. As of the Execution Date, Precision is not in material breach, violation or default under any such Material Contract or, to Precision’s Knowledge, is any other Person. As of the Execution Date, Precision has not been notified that any Third Party to any Material Contract has indicated that such Third Party intends to cancel, terminate or not renew any Material Contract.

2.16Brokers’ or Finders’ Fees. No broker, finder, investment banker, or other Person is entitled to any brokerage, finder’s or other similar fee or commission from Precision in connection with the transactions contemplated by this Agreement or the Development and License Agreement.

2.17Not an Investment Company. Precision is not, and solely after receipt of the Purchase Price, will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.18No Integration. Neither Precision, nor any of its Affiliates or any other Person acting on its behalf has, directly or through any agent, engaged in any form of general solicitation or general advertising with respect to the Shares nor have any of such Persons sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) of Precision or its Affiliates under circumstances that would require registration of the Shares under the Securities Act or cause this offering of Shares to be integrated with any prior offering of securities of Precision for purposes of the Securities Act or any applicable shareholder approval provisions of Nasdaq, nor will Precision take any action or steps that would cause the offering or issuance of the Shares to be integrated with other offerings.

2.19Foreign Corrupt Practices Act. Neither Precision nor any of its Subsidiaries nor, to Precision’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of Precision or any of its Subsidiaries has, in the course of its actions for, or on behalf of, Precision or any of its Subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (c) violated or is in violation of any provision of the FCPA or, to Precision’s Knowledge, any applicable non-U.S. anti-bribery statute or regulation; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee. Precision and its Subsidiaries have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

2.20Money Laundering Laws. The operations of Precision and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and to Precision’s Knowledge, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority.

2.21OFAC. Neither Precision nor any of its Subsidiaries nor, to Precision’s Knowledge, any director, officer, agent, employee or Person acting on behalf of Precision or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Precision will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary or any joint venture partner or other Person, for the purpose of financing the activities of or business with any Person, or in any country or territory, that currently is subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by Precision or any of its Subsidiaries of U.S. sanctions administered by OFAC.

2.22Preclinical and Clinical Data and Regulatory Compliance. Except as set forth in the SEC Documents (excluding any forward-looking disclosures set forth in any “risk factors” section or “forward-looking statements” section thereof), as of the Execution Date, the preclinical tests and clinical trials (collectively, “Studies”) that are described in, or the result of which are referred to in, the SEC Documents were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Studies, except in each case as would not, individually or in the aggregate, reasonably be expected to be materially adverse to Precision.  Except as set forth in the SEC Documents, as of the Execution Date, neither Precision nor any Subsidiary has received any written notice of, or correspondence from, any Regulatory Authority (as defined below) or institutional review board requiring the termination, suspension or material modification of any Studies that are described or referred to in the SEC Documents and Precision and each Subsidiary have operated and currently are in compliance in all material respects with applicable laws, rules, regulations and policies of the federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals and biological products such as those being developed by Precision (collectively, “Regulatory Authorities”), including current Good Laboratory Practices and current Good Clinical Practices, except in each case as would not, individually or in the aggregate, reasonably be expected to be materially adverse to Precision.

2.23Regulatory Permits. Except as set forth in the SEC Documents, (a) Precision and each Subsidiary have such material permits, licenses, certificates, approvals, clearances, authorizations or amendments thereto (the “Regulatory Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of Precision as currently conducted and as described in the SEC Documents, including, without limitation, any Investigational New Drug Application as required by the United States Food and Drug Administration (“FDA”) or authorizations issued by Regulatory Authorities; (b) Precision and each Subsidiary are in compliance in all material respects with the requirements of the Regulatory Permits, and all of the Regulatory Permits are valid and in full force and effect, in each case in all material respects; (c) as of the Execution Date, Precision has not received any notice of proceedings relating to the revocation, termination, modification or impairment of any of the Regulatory Permits; (d) neither Precision nor any Subsidiary has failed to file with the FDA or any other Regulatory Authority any material required application, submission, report, document, notice, supplement or amendment, and all such filings were in material compliance with applicable laws when filed and have been supplemented as necessary to remain in material compliance with applicable laws; and (e) as of the Execution Date, no material deficiencies have been asserted by the FDA or any other Regulatory Authority with respect to any such filings; except, in each case ((a)-(e)), as would not, individually or in the aggregate, reasonably be expected to be materially adverse to Precision.

2.24Related-Party Transactions. The SEC Documents disclose all related person transactions required to be disclosed therein pursuant to Item 404 of Regulation S-K promulgated by the SEC.

Article 3

REPRESENTATIONS AND WARRANTIES OF LILLY

Except as otherwise specifically contemplated by this Agreement, Lilly hereby represents and warrants as of the Execution Date and Closing Date to Precision that:

3.1Authorization; Enforcement. Lilly has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Lilly has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement will constitute a valid and binding obligation of Lilly enforceable against Lilly in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.2No Conflicts; Government Consents.

(a)The execution, delivery and performance of this Agreement by Lilly and the consummation by Lilly of the transactions contemplated hereby (including the purchase of the Shares) will not (i) conflict with or result in a violation of any provision of Lilly’s amended articles of incorporation or amended bylaws, (ii) materially violate or conflict with, or result in a material breach of any provision of, or constitute a default under, any agreement, indenture or instrument to which Lilly is a party, or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Lilly.

(b)Lilly is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to purchase the Shares in accordance with the terms hereof, other than such as have been made or obtained and except as required under the HSR Act.

3.3Investment Purpose. Lilly is purchasing the Shares for its own account and not with a present view toward the public distribution thereof and has no arrangement or understanding with any other Persons regarding the distribution of the Shares. Lilly will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the Securities Act and to the extent permitted by Sections 5.2 and 5.3 of this Agreement.

3.4Reliance on Exemptions. Lilly has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) under the Securities Act and did not learn of the investment in the Shares as a result of any general solicitation or advertising. Lilly understands that Precision intends for the Shares to be offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Precision is relying upon the truth and accuracy of, and Lilly’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lilly set forth herein (including in this Section 3.4) in order to determine the availability of such exemptions and the eligibility of Lilly to acquire the Shares.

3.5Accredited Investor; Access to Information. Lilly is an “accredited investor” as defined in Regulation D under the Securities Act and is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares. Lilly has had an opportunity to receive, review and understand all information related to Precision requested by it and to ask questions of and receive answers from Precision regarding Precision, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Lilly acknowledges that Precision has made the SEC Documents available to Lilly. Based on the information Lilly has deemed appropriate, and without reliance upon any Third Party, Lilly has independently made its own analysis and decision to enter into this Agreement. Lilly is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of this Agreement, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of Precision, and in entering into this Agreement Lilly has not relied upon, nor shall it be entitled to rely upon, any representation, warranty, collateral contract or other assurances made by or on behalf of Precision except for those that are expressly set forth in this Agreement.

3.6Governmental Review. Lilly understands that no United States federal or state agency or any other Governmental Authority has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

Article 4

STANDSTILL AGREEMENT

4.1Standstill Provisions. Until the one-year anniversary of the Closing Date (the “Standstill Period”), Lilly and its Affiliates will not, directly or indirectly, except as expressly approved or invited by Precision in writing:

(a)effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way advise, assist or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, directly or indirectly, (i) any acquisition of any securities of Precision or any of its Subsidiaries or any securities convertible into or exercisable or exchangeable for any securities of Precision or any of its Subsidiaries (or beneficial ownership thereof); (ii) any acquisition of any material assets of Precision or any of its Subsidiaries, (iii) any tender or exchange offer, merger or other business combination or Change of Control involving Precision or any of its Subsidiaries, (iv) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Precision or any of its Subsidiaries, or (v) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any securities of Precision;

(b)form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of Precision or any of its Subsidiaries;

(c)otherwise act, alone or in concert with others, to seek to control or influence the board of directors or the management or policies of Precision or any of its Subsidiaries;

(d)take any action that would reasonably be expected to require Precision to make a public announcement regarding any of the matters set forth in this Section 4.1;

(e)enter into any discussions or arrangements with any Third Party with respect to any of the foregoing; or

(f)publicly disclose any intention, plan or arrangement regarding any of the matters set forth in this Section 4.1.

4.2Amendment or Waiver of Standstill; Ownership of Securities. Lilly agrees during the Standstill Period not to request Precision (or its representatives), directly or indirectly, to amend or waive any provision of this Article 4, other than by means of a confidential communication to Precision’s Chairman of the Board or Chief Executive Officer. Lilly represents and warrants that, as of the Execution Date, neither Lilly nor any of its Subsidiaries owns, of record or beneficially, any securities of Precision or any securities convertible into or exercisable or exchangeable for securities of Precision, and neither Lilly nor any of its Subsidiaries has engaged in any transactions involving, directly or indirectly, any securities of Precision (other than the purchase of the Shares).

4.3Automatic Termination of Standstill. Notwithstanding the provisions set forth in Sections 4.1 and 4.2 of this Agreement (the “Standstill Provisions”), (a) if at any time (i) a Third Party enters into a definitive agreement with Precision contemplating a Change of Control of Precision, including a merger, consolidation or other business combination transaction or tender offer related thereto, or the purchase of all or substantially all of the assets of Precision and its Subsidiaries, and the Board approves and, if applicable, recommends that the stockholders approve the transactions contemplated by such agreement, then the Standstill Provisions automatically shall be terminated and of no further force or effect or (ii) a Third Party commences a bona fide tender or exchange offer that, if consummated, would result in a Change of Control of Precision, then the Standstill Provisions automatically shall be terminated and of no force or effect; (b) Lilly will not be precluded from making any confidential offers or proposals to the Board in a manner reasonably believed not to require Precision to make a public announcement of such offer or proposal; provided that Lilly shall not publicly disclose any such offers or proposals; and (c) Lilly shall not be precluded from owning or acquiring interests in mutual funds or similar entities that own shares of Common Stock, and nothing herein shall prohibit passive investments by pension or employee benefit plans of Lilly. For the avoidance of doubt, nothing contained in the Standstill Provisions shall be deemed to prevent any (i) investment funds from acquiring (together with any shares of Common Stock held on or prior to the Closing Date), in the aggregate, less than five percent (5%) of the outstanding Common Stock or (ii) pension or other employee benefit plan administrator for any pension or other employee benefit plan for Lilly’s or its Affiliates’ employees from engaging in investment operations (including trading and owning shares of Common Stock) that, in the case of (i) and

(ii) are not directed by Lilly, are conducted without the intent or objective of effecting a Change of Control of Precision or otherwise influencing the management or policy of Precision.

Article 5

ADDITIONAL COVENANTS AND AGREEMENTS

5.1HSR Clearance; Market Listing.

(a)The Parties agree that any required filings with the FTC and the DOJ under the HSR Act with respect to the transactions contemplated hereby and by the Development and License Agreement shall be governed by Article 10 of the Development and License Agreement.

(b)From the Execution Date through the Closing, Precision shall use best efforts to (i) maintain the listing and trading of the Common Stock on Nasdaq and (ii) effect the listing of the Shares on Nasdaq.

5.2Transfer or Resale. Lilly understands that:

(a)the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, Lilly may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) Lilly has delivered to Precision an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144 (provided, that Lilly provides Precision with reasonable assurances (including in the form of seller and broker representation letters) that the Shares may be sold pursuant to such rule);

(b)Precision has no obligation to register the Shares under the Securities Act or any applicable state securities laws; and

(c)any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act.

(d)Precision acknowledges and agrees that the combination of Lilly’s purchase of the Shares pursuant to this Agreement and its rights pursuant to the Development and License Agreement, taken alone and assuming no further acquisitions of Common Stock by Lilly or any Affiliates of Lilly or other changes to the relationship of the Parties, does not result in Lilly’s being an affiliate of Precision for purposes of Rule 144 and that Precision shall direct its transfer agent to remove the restrictive legends referred to in Section 5.4 hereof (and any stop-transfer orders placed against the transfer of the Shares) no later than the first anniversary of the Closing Date.

5.3Lock-Up. Lilly agrees that it will hold and will not, directly or indirectly, without Precision’s prior approval, sell, transfer or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired or with respect to which Lilly now has or hereafter acquires beneficial ownership or the power of disposition (the “Lock-Up Securities”), or otherwise make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of the Lock-Up Securities (any such transaction, a “Transfer”), until the nine-month anniversary of the Closing Date (the “Holding Period”); provided, however, that the foregoing shall not prohibit (a) Lilly from transferring any Lock-Up Securities to (i) a Permitted Transferee or (ii) Precision and (b) the disposition of Lock-Up Securities pursuant to any (i) merger, consolidation or similar transaction to which Precision is a constituent corporation or (ii) a bona fide tender offer or exchange offer to be made to all of the holders of Common Stock by a Person other than Lilly (or any of its Affiliates or any Person acting on behalf of or as part of a group or in concert with Lilly or any of its Affiliates); provided, further, that, in the event Precision enters into any definitive agreement with a Third Party during the Holding Period contemplating a (y) Change of Control pursuant to a merger, consolidation or similar transaction to which Precision is a constituent corporation or (z) tender offer or exchange offer to be made to all of the holders of Common Stock by a Third Party (other than a Third Party acting on behalf of or as part of a group or in concert with Lilly) then the restrictions on the Lock-Up Securities automatically shall be terminated and of no further force or effect.

5.4Legends. Lilly understands the Shares will bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY SATISFACTORY TO PRECISION BIOSCIENCES, INC.) THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.

THE SALE, PLEDGE, HYPOTHECATION AND TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK PURCHASE AGREEMENT DATED NOVEMBER 19, 2020 BETWEEN PRECISION BIOSCIENCES, INC. AND ELI LILLY AND COMPANY, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME.

If such Shares are transferred pursuant to Sections 5.2 or 5.3 of this Agreement, Lilly may request that Precision remove, and if so requested, Precision shall agree to authorize and instruct (including by causing any required legal opinion to be provided) the removal of any legend from the Shares, if permitted by applicable securities law, within two (2) Business Days of any such request; provided, however, each Party will be responsible for any fees it incurs in connection with such request and removal.

5.5Information Rights.

(a)Until Lilly no longer holds Shares representing beneficial ownership of at least five percent (5%) of the outstanding Common Stock, Lilly shall be entitled to consult with Precision’s Chief Executive Officer, who shall make himself or herself available quarterly on a reasonable basis and who shall respond to the reasonable information and other requests made by Lilly on a quarterly basis with respect to Precision’s business and financial matters.

(b)Without limiting any other obligations of confidentiality that Lilly has to Precision under the Development and License Agreement or otherwise, Lilly agrees that it will keep confidential and will not disclose, divulge or use for any purpose (other than to monitor its investment in Precision pursuant to this Agreement) any confidential information obtained from Precision pursuant to the terms of this Agreement, including Section 5.5(a) of this Agreement, unless such confidential information is known or becomes generally known to the public in general (other than as a result of a breach of this Section 5.5(b) of this Agreement).

5.6Right to Conduct Activities.  Precision hereby agrees and acknowledges that Lilly is a public company with numerous business lines (the “Existing Lilly Business”) and an active investment and acquisition program. Precision hereby agrees that none of Lilly or any of its Affiliates (together, the “Lilly Group”) shall be liable to Precision or any of its Affiliates for any claim arising out of, or based upon, (a) the investment by the Lilly Group in any entity competitive with Precision, (b) actions taken by any partner, officer or other representative of the Lilly Group to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on Precision, or (c) with respect to the Lilly Group, the Lilly Group engaging in Existing Lilly Business; provided, however, that the foregoing shall not limit any of Lilly’s or any of its Affiliates’ obligations under this Agreement or the Development and License Agreement or otherwise relieve Lilly or any Affiliate of Lilly from liability associated with the breach by Lilly of any representation, warranty, covenant, agreement or obligation set forth in this Agreement or the Development and License Agreement, including (for the avoidance of doubt) Lilly’s obligations of confidentiality and non-use under this Agreement and the Development and License Agreement.

Article 6

CONDITIONS TO CLOSING

6.1Mutual Conditions to Closing. The obligations of Precision and Lilly to consummate the Closing are subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

(a)Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any Governmental Authority.

(b)No Governmental Prohibition. The sale of the Shares by Precision and the purchase of the Shares by Lilly will not be prohibited by any applicable law or Governmental Authority.

(c)Development and License Agreement. The Development and License Agreement shall be in full force and effect, and the “HSR Clearance Date,” if applicable, and the “Effective Date” under the Development and License Agreement each shall have occurred.

6.2Conditions to Obligations of Precision to Close. Precision’s obligation to complete the purchase and sale of the Shares and deliver the Shares to Lilly is subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

(a)Receipt of Funds. Precision will have received immediately available funds in the full amount of the Purchase Price for the Shares.

(b)Representations and Warranties. The representations and warranties made by Lilly in Article 3 will be true and correct as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties will be true and correct as of such other date, except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” set forth therein) would not reasonably be expected to have a material adverse effect on Lilly’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

(c)Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Lilly on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d)Closing Deliverables. All Closing deliverables required to be delivered by Lilly to Precision under Section 1.3(c) of this Agreement shall have been so delivered.

6.3Conditions to Lilly’s Obligations to Close. Lilly’s obligation to complete the purchase and sale of the Shares is subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

(a)Representations and Warranties. The representations and warranties made by Precision in Article 2 of this Agreement will be true and correct as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties will be true and correct as of such other date, except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not reasonably be expected to have a Material Adverse Effect on Precision.

(b)Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Precision on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)Closing Deliverables. All Closing deliverables as required to be delivered by Precision to Lilly under Section 1.3(b) of this Agreement shall have been so delivered

(d)Nasdaq Matters.

(i)Prior to the Closing, Precision shall have taken all actions which are reasonably necessary, including providing appropriate notice to Nasdaq of the transactions contemplated by this Agreement, for the Shares to be listed on Nasdaq and shall have complied with all listing, reporting, filing and other obligations under the rules of Nasdaq and of the SEC with respect to the matters contemplated by this Agreement.

(ii)The Common Stock shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall any such suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, in writing by the SEC or Nasdaq.

(e)No Material Adverse Effect. Since the Execution Date, there shall not have been any change, development, occurrence or event that has had or would reasonably be expected to have a Material Adverse Effect on Precision.

Article 7

TERMINATION

7.1Ability to Terminate. This Agreement may be terminated prior to the Closing by:

(a)mutual written consent of Precision and Lilly;

(b)either Precision or Lilly, upon written notice to the other, if any of the conditions to the Closing set forth in Section 6.1 of this Agreement shall have become incapable of fulfillment by the Termination Date and such conditions shall not have been waived by the other Party within ten (10) Business Days after receipt of notice of an intention to terminate pursuant to this Section 7.1(b) of this Agreement; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement or the Development and License Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;

(c)Precision, upon written notice to Lilly, so long as Precision is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6.3(a) or (b), as applicable, could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of Lilly set forth in this Agreement or (ii) if any representation or warranty of Lilly shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.2(b) or (c), as applicable, could not be satisfied by the Termination Date;

(d)Lilly, upon written notice to Precision, so long as Lilly is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6.2(b) or (c), as applicable, could not be satisfied by the Termination Date, as applicable, could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of Precision set forth in this Agreement or (ii) if any representation or warranty of Precision shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.3(a) or (b), as applicable, could not be satisfied by the Termination Date; and

(e)either Lilly or Precision, upon written notice to the other, if the Closing has not occurred on or before the second (2nd) Business Day following the outside date set forth in Section 10.1 of the Development and License Agreement (the “Termination Date”).

7.2Automatic Termination. In the event that the Development and License Agreement is terminated prior to the “Effective Date” (as defined in the Development and License Agreement) thereof being deemed to occur, this Agreement shall terminate automatically.

7.3Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1 or Section 7.2, (a) this Agreement (except for this Section 7.3 and Article 8, and any definitions set forth in this Agreement and used in this Section 7.3 or Article 8) shall forthwith become void and have no effect, without any liability on the part of either Party, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 7.3 shall relieve either Party from liability for fraud or any intentional or willful breach of this Agreement or the Development and License Agreement.

Article 8

MISCELLANEOUS

8.1Entire Agreement; Amendment. This Agreement, together with the Development and License Agreement, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes, as of the Execution Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

8.2Survival. The representations and warranties contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement until the date that is one (1) year following the date of this Agreement. The covenants and agreements contained in this Agreement shall survive Closing of the transactions contemplated by this Agreement.

8.3Notice. Any notice required or permitted to be given by this Agreement must be in writing, in English. Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and will be deemed given and effective if (a) delivered by hand or by overnight courier with tracking capabilities; (b) mailed postage prepaid by first class, registered or certified mail; or (c) delivered by facsimile or electronic mail followed by delivery via either of the methods set forth in clauses (a) and (b) of this Section 8.3, in each case, addressed as set forth below unless changed by notice so given:

If to Precision:	Precision BioSciences, Inc. 302 East Pettigrew Street, Suite A-100

Durham, NC 27701

Attn: Abid Ansari
Fax: (480) 393-5553
E-mail: abid.ansari@precisionbiosciences.com

with a copy (which shall not constitute notice) to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP

150 Fayetteville Street, Suite 2300

Raleigh, NC 27601

Attention:  John Therien

Fax:  (919) 821-6800

E-mail: jtherien@smithlaw.com

If to Lilly:	Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 Attn: Senior Vice President, Corporate Business Development Fax: (317) 651-3051
E-mail: custer_kenneth_1@lilly.com with a copy (which shall not constitute notice) to: Eli Lilly and Company Lilly Corporate Center Indianapolis, IN 46285 Attn: General Counsel Fax: (317) 433-3000
E-mail: hakim_anat@lilly.com

8.4Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, (a) such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement, (b) this Agreement shall be construed and enforced as if such invalid, unenforceable or illegal provision had never comprised a part hereof, (c) all remaining portions will remain in full force and effect and shall not be affected by the invalid, unenforceable or illegal provision or by its severance herefrom, and (d) in lieu of such invalid, unenforceable or illegal provision, the Parties shall use reasonable efforts to seek and agree on an alternative valid and enforceable provision that preserves the original purpose and intent of this Agreement.

8.5Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns. Except for an assignment by Lilly of this Agreement or any rights hereunder to a Permitted Transferee (which assignment will not relieve Lilly of any obligation hereunder), neither Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

8.6Waivers. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

8.7Interpretation. The captions and headings to this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Appendices mean the particular Articles, Sections or Appendices to this Agreement. Unless the context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; (i) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; and (j) neither Party shall be deemed to be acting on behalf of the other Party.

8.8Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which is deemed an original, but all of which together constitute one instrument. This Agreement may be executed and delivered electronically and upon such delivery such electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

8.9Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

8.10Further Assurances. The Parties hereby covenant and agree, without the necessity of any further consideration, to execute, acknowledge and deliver any and all documents and take any action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

8.11No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

8.12Construction. The Parties acknowledge and agree that (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to each Party and not in a favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement.

8.13Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the laws of any other jurisdiction. Any action brought under or arising out of this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject to the jurisdiction of such court or that such action, suit or proceeding may not be brought or is not maintainable in such court, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such court. Each Party hereby consents to and grants the Court of Chancery of the State of Delaware jurisdiction over such Party and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 8.3 of this Agreement or in such other manner as may be permitted by law, shall be valid and sufficient.

8.14Equitable Relief. Each Party acknowledges and agrees that if it fails to perform any of its covenants or agreements or discharge any of its obligations under this Agreement, irreparable damage could occur and any remedy at law may prove to be inadequate relief for the other Party. Accordingly, notwithstanding anything herein to the contrary, each Party shall be entitled (without any requirement to post bond) to seek injunctive relief and specific performance (including any relief or recovery under this Agreement) in any court of competent jurisdiction anywhere in the world (including the court designated in Section 8.13 of this Agreement).

8.15Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

[Remainder of page intentionally left blank.]

In Witness Whereof, the Parties have caused this Agreement to be executed as of the Execution Date by their duly authorized representatives.

Precision BioSciences, Inc.

By:
Name:
Title:

Eli Lilly and Company

By:
Name:
Title:

[Signature page to Stock Purchase Agreement]

APPENDIX 1

DEFINED TERMS

“Affiliate” means, with respect to any Person, any entity that, at the relevant time (whether as of the Execution Date or thereafter), directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, for so long as such control exists. For purposes of this definition, “control” means (i) to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (ii) direct or indirect ownership of 50% (or such lesser percentage that is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the voting share capital or other equity interest in such entity.

“Board” means the board of directors of Precision.

“Business Day” means any day, other than any Saturday, Sunday or any day that banks are authorized or required to be closed in Durham, North Carolina or Indianapolis, Indiana.

“Change of Control” means, with respect to either Party, (i) the acquisition by a Third Party, in one transaction or a series of related transactions, of direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding voting equity securities of such Party (excluding, for clarity, an acquisition by a Third Party where the equity holders of such acquired Party or its parent immediately prior to such transaction hold a majority of the outstanding voting equity securities of the surviving entity or the parent of the surviving entity immediately following such transaction); (ii) a merger or consolidation involving such Party as a result of which (A) a Third Party acquires direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the surviving entity immediately after such merger or consolidation and (B) the voting securities of such Party outstanding immediately prior to such merger or consolidation, or any securities into which such voting securities have been converted or exchanged, cease to represent more than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately following such merger or consolidation; or (iii) a sale, exclusive license or other transfer of all or substantially all of the assets of such Party in one transaction or a series of related transactions to a Third Party.

“Contract” means, with respect to any Person, any legally binding written or oral contracts, agreements, indentures, bonds, loans, leases, subleases, licenses, sublicenses, instruments, notes and arrangements to which such Person is a party or by which any of its properties or assets are subject.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“GAAP” means accepted accounting principles generally accepted in the United States of America.

“Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, and any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Material Adverse Effect” shall mean any change, event or occurrence that, individually or in the aggregate with any other changes, events or circumstances, has had or would reasonably be expected to have (i) a material adverse effect on the business, financial condition, assets or results of operations of Precision, taken as a whole, or (ii) a material adverse effect on Precision’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby. In the case of (i), none of the following (individually or in the aggregate) shall be deemed to be a Material Adverse Effect, and none of the following (individually or in the aggregate) will be taken into account for purposes of (i) above: (A) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates; (B) changes in general legal, regulatory, political, economic or business conditions, or changes in GAAP or interpretations thereof; (C) the announcement or pendency of the transactions contemplated by this Agreement and the Development and License Agreement, or the announcement of the identity of either Party; (D) any change in the trading prices or trading volume of the securities of Precision, in and of themselves (with the underlying reason for such change may be taken into account for purposes of (i) above, unless excluded by another clause of this definition); (E) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (F) earthquakes, hurricanes, floods or other natural disasters, (G) pandemics or other health crises, including the COVID-19 pandemic, (H) any action taken by either Party contemplated by this Agreement or the Development and License Agreement or with the other Party’s written consent; provided, that, with respect to clauses (A), (B), (E), (F) and (G), that such change, event or circumstance does not have or would not reasonably be expected to have a materially disproportionate and adverse effect on Precision relative to other companies in the biotechnology or biopharmaceutical industries.

“Material Contract” means all Contracts in effect as of the Execution Date that are required to be filed as exhibits by Precision in the SEC Documents pursuant to Items 601(b)(4) and 601(b)(10) of Regulation S-K promulgated by the SEC (excluding, for the avoidance of doubt, this Agreement and the Development and License Agreement).

“Nasdaq” means The Nasdaq Stock Market LLC.

“Permitted Transferee” means an Affiliate of Lilly; provided, however, that no such Person shall be deemed a Permitted Transferee for any purpose under this Agreement unless: (a) the Permitted Transferee, prior to or simultaneously with any disposition of Shares to such Affiliate, shall have agreed in writing to be subject to and bound by the terms of this Agreement as though it were “Lilly” hereunder, and (b) Lilly acknowledges that it continues to be bound by the terms of this Agreement.

“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

“Preferred Stock” means shares of Precision’s preferred stock, par value $0.0001 per share.

“SEC” means the United States Securities and Exchange Commission or any successor entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value- added, and other taxes imposed by a Governmental Authority, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” shall mean a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Authority with respect to Taxes.

“Third Party” means any Person other than Lilly or Precision (or its respective Affiliates).